Exhibit  21.1



SUBSIDIARIES  OF  THE  COMPANY



NAME                                                  STATE  OR  JURISDICATION
----                                                  ----------------------

Felnam  Investments,  Inc.                                 Nevada

GlukoMediTech  AG                                          Germany

Sangui  BioTech,  Inc.                                     Delaware

SanguiBioTech  AG                                          Germany

Sangui  BioTech  Singapore  Pte.  Ltd.                     Singapore